EXHIBIT 99.1

Linde Reports Third-Quarter 2022 Results

Third-Quarter Highlights

➢	Sales $8.8 billion, up 15% versus prior-year quarter
➢	Operating profit $1.6 billion; adjusted operating profit $2.0 billion, up 11%
➢	Operating profit margin 18.3%; adjusted operating profit margin 22.8%, up 90 basis points ex. cost pass-through
➢	EPS $2.54; adjusted EPS $3.10, up 14%
➢	Operating cash flow of $2.6 billion, up 3% versus prior-year quarter and 24% sequentially
➢	Increased full-year 2022 adjusted EPS guidance to $11.93 - $12.03, represents 12% to 13% growth year-over-year, 17% to 18% ex FX

Woking, UK, October 27, 2022 – Linde plc (NYSE: LIN; FWB: LIN) today reported third-quarter 2022 income from continuing operations of $1,273 million and diluted earnings per share of $2.54, up 30% and 35% respectively. Excluding Linde AG purchase accounting impacts and other charges, adjusted income from continuing operations was $1,555 million, up 9% versus prior year. Adjusted earnings per share was $3.10, 14% above prior year.

Linde’s sales for the third quarter were $8,797 million, 15% above prior year. Compared to prior year, underlying sales increased 11%, including 8% price attainment and 3% higher volumes, with growth in all end markets except healthcare. Sequentially, underlying sales increased 3% with growth across all end markets driven by 2% higher price and 1% volume.

Third-quarter operating profit was $1,613 million. Adjusted operating profit of $2,010 million was up 11% versus prior year led by higher price, volumes and continued productivity initiatives across all segments. Excluding the effects of cost pass-through, adjusted operating margins expanded 90 basis points versus prior year.

Third-quarter operating cash flow of $2,636 million more than covered capital expenditures of $762 million resulting in free cash flow of $1,874 million. During the quarter, the company returned $1,728 million to shareholders through dividends and stock repurchases, net of issuances.

Commenting on the financial results and business outlook, Chief Executive Officer Sanjiv Lamba said, “Linde employees delivered another strong quarter of financial results with EPS increasing 14% despite 7% currency headwinds. Furthermore, operating margins expanded 90 basis points when excluding cost pass-through - all underpinned by strong operating cash flow of $2.6 billion and record ROC of 21.8%. These results demonstrate, once again, Linde’s resiliency and growth capabilities in any environment.

Lamba continued, “Irrespective of the macro-economic uncertainty, I have confidence in our business model and high-performance culture to continue creating shareholder value for years to come.”

For the fourth quarter of 2022, Linde expects adjusted diluted earnings per share in the range of $2.80 to $2.90, up 1% to 5% versus prior-year quarter. This guidance includes an assumed currency headwind of 8% year-over-year and 2% sequentially.

For the full year 2022, the company expects adjusted diluted earnings per share to be in the range of $11.93 to $12.03, up 12% to 13% versus prior year or 17% to 18% excluding currency headwind. Full-year capital expenditures are expected to be in the range of $3.0 billion to $3.4 billion to support growth and maintenance requirements including the $3.7 billion contractual sale of gas project backlog.

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Third-Quarter 2022 Results by Segment

Americas sales of $3,694 million grew 20% versus prior-year quarter and 5% sequentially. Compared with third quarter 2021, underlying sales increased 13% driven by 6% higher pricing and 7% higher volume, with double-digit growth in all end markets except healthcare. Sequentially, underlying sales grew 4%, from 1% higher pricing and 3% volume. Operating profit of $974 million was 26.4% of sales, 140 basis points below prior year or 50 basis points higher when excluding the effects of cost pass-through.

APAC (Asia Pacific) sales of $1,660 million were 6% above prior year and up 1% sequentially. Compared to prior year, underlying sales grew 12% driven by 7% price attainment and 5% volume growth, with growth across all end markets except healthcare. Sequentially, underlying sales grew 6% with pricing up 2% and volume growing 4%. Operating profit of $429 million was 25.8% of sales, 140 basis points above prior year or 180 basis points higher when excluding the effects of cost pass-through.

EMEA (Europe, Middle East & Africa) sales of $2,125 million were up 11% versus prior year and down 1% sequentially. Compared with third-quarter 2021, underlying sales grew 11%, driven by 14% higher pricing and 3% lower volumes. Sales grew across all end markets except healthcare. Sequentially, underlying sales grew 1% driven by 4% higher pricing and 3% lower volumes. Operating profit of $465 million was 21.9% of sales, 300 basis points below prior year or 60 basis points higher when excluding the effects of cost pass-through.

Linde Engineering sales were $828 million, up 38% versus prior year, and operating profit was $150 million or 18.1% of sales. Order intake for the quarter was $1,001 million and third-party sale of plant backlog increased to $3.1 billion.

Earnings Call

A teleconference on Linde’s third-quarter 2022 results is being held today at 09:00 am EDT.

Live conference call	US Toll-Free Dial-In Number: 1 888 204 4368 Germany Toll-Free Dial-In Number: 0800 589 4609 UK Toll-Free Dial-In Number: 0800 358 6377 Access code: 3278896
Live webcast (listen-only)	https://investors.linde.com/events-presentations Short URL: https://t1p.de/i2ho

Materials to be used in the teleconference are also available on the website.

About Linde

Linde is a leading global industrial gases and engineering company with 2021 sales of $31 billion (€26 billion).  We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain and protect our planet.

The company serves a variety of end markets including chemicals & energy, food & beverage, electronics, healthcare, manufacturing, metals and mining.  Linde’s industrial gases are used in countless applications, from life-saving oxygen for hospitals to high-purity & specialty gases for electronics manufacturing, hydrogen for clean fuels and much more.  Linde also delivers state-of-the-art gas processing solutions to support customer expansion, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

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Adjusted amounts, free cash flow and return on capital are non-GAAP measures.  See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

Attachments:  Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

*Note:  We are providing adjusted earnings per share (“EPS”) guidance for 2022.  This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items.  Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions.  They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties.  These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, pandemics such as COVID-19 and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business.  These risks and uncertainties may cause future results or circumstances to differ materially from adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances.  The above listed risks and uncertainties are further described in Item 1A.  Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 28, 2022 which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

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LINDE PLC AND SUBSIDIARIES

SUMMARY NON-GAAP RECONCILIATIONS

(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors’ understanding of the company’s financial statements by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the “NON GAAP MEASURES AND RECONCILIATIONS” starting on page 9 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
Quarter Ended September 30	2022	2021	2022	2021	2022	2021	2022	2021
Reported GAAP Amounts	$8,797	$7,668	$1,613	$1,292	$1,273	$978	$2.54	$1.88
Other charges (a)	—	—	15	26	(11)	58	(0.02)	0.11
Pension settlement charges (b)	—	—	—	—	5	3	0.01	0.01
Purchase accounting impacts - Linde AG (c)	—	—	382	492	288	382	0.57	0.73
Total adjustments	—	—	397	518	282	443	0.56	0.85
Adjusted amounts	$8,797	$7,668	$2,010	$1,810	$1,555	$1,421	$3.10	$2.73

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
Year to Date September 30	2022	2021	2022	2021	2022	2021	2022	2021
Reported GAAP Amounts	$25,465	$22,495	$3,682	$3,647	$2,819	$2,797	$5.57	$5.34
Russia-Ukraine conflict and other charges (a)	—	—	1,004	222	877	228	1.73	0.44
Pension settlement charges (b)	—	—	—	—	5	3	0.01	0.01
Purchase accounting impacts - Linde AG (c)	—	—	1,217	1,466	920	1,120	1.82	2.13
Total adjustments	—	—	2,221	1,688	1,802	1,351	3.56	2.58
Adjusted amounts	$25,465	$22,495	$5,903	$5,335	$4,621	$4,148	$9.13	$7.92

(a)

Third quarter 2022 charges include charges associated with the sale of the GIST business. 2022 year to date charges relate primarily to charges associated with the deconsolidation and impairment of Russian subsidiaries resulting from the ongoing war in Ukraine and related sanctions. 2021 charges relate to cost reduction program and other charges, primarily severance.

(b)	To adjust for pension settlement charges.

(c)	To adjust for purchase accounting impacts related to the merger.

LINDE PLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Quarter Ended September 30,		Year To Date September 30,
(Millions of dollars, except per share data)	2022	2021	2022	2021
Sales	$8,797	$7,668	$25,465	$22,495
Cost of sales	5,285	4,368	15,023	12,616
Selling, general and administrative	770	793	2,343	2,402
Depreciation and amortization	1,045	1,163	3,248	3,500
Research and development	35	36	107	105
Russia-Ukraine conflict and other charges	15	26	1,004	222
Other income (expense) - net	(34)	10	(58)	(3)
Operating Profit	1,613	1,292	3,682	3,647
Interest expense - net	18	8	32	46
Net pension and OPEB cost (benefit), excluding service cost	(53)	(45)	(179)	(143)
Income From Continuing Operations Before Income Taxes and Equity Investments	1,648	1,329	3,829	3,744
Income taxes	391	321	1,046	923
Income From Continuing Operations Before Equity Investments	1,257	1,008	2,783	2,821
Income from equity investments	43	1	137	81
Income From Continuing Operations (Including Noncontrolling Interests)	1,300	1,009	2,920	2,902
Add: income from discontinued operations, net of tax	—	1	—	3
Income (Including Noncontrolling Interests)	1,300	1,010	2,920	2,905
Less: noncontrolling interests from continuing operations	(27)	(31)	(101)	(105)
Net Income – Linde plc	$1,273	$979	$2,819	$2,800

Net Income – Linde plc
Income from continuing operations	$1,273	$978	$2,819	$2,797
Income from discontinued operations	$—	$1	$—	$3

Per Share Data – Linde plc Shareholders
Basic earnings per share from continuing operations	$2.56	$1.90	$5.62	$5.39
Basic earnings per share from discontinued operations	—	—	—	0.01
Basic earnings per share	$2.56	$1.90	$5.62	$5.40
Diluted earnings per share from continuing operations	$2.54	$1.88	$5.57	$5.34
Diluted earnings per share from discontinued operations	—	—	—	0.01
Diluted earnings per share	$2.54	$1.88	$5.57	$5.35

Cash dividends	$1.17	$1.06	$3.51	$3.18

Weighted Average Shares Outstanding (000’s):
Basic shares outstanding (000’s)	497,186	515,169	501,743	518,802
Diluted shares outstanding (000’s)	501,151	520,079	506,012	523,662

Note:  See page 9 for a reconciliation to adjusted amounts which are Non-GAAP.

LINDE PLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	September 30,	December 31,
(Millions of dollars)	2022	2021
Assets
Cash and cash equivalents	$3,756	$2,823
Accounts receivable - net	4,599	4,499
Contract assets	104	134
Inventories	1,855	1,733
Prepaid and other current assets	889	970
Total Current Assets	11,203	10,159
Property, plant and equipment - net	22,586	26,003
Goodwill	24,565	27,038
Other intangibles - net	11,810	13,802
Other long-term assets	4,159	4,603
Total Assets	$74,323	$81,605
Liabilities and equity
Accounts payable	$3,067	$3,503
Short-term debt	3,179	1,163
Current portion of long-term debt	1,551	1,709
Contract liabilities	2,902	2,940
Other current liabilities	4,362	4,328
Total Current Liabilities	15,061	13,643
Long-term debt	10,608	11,335
Other long-term liabilities	9,715	11,186
Total Liabilities	$35,384	$36,164
Redeemable noncontrolling interests	13	13
Linde plc Shareholders’ Equity
Ordinary shares	1	1
Additional paid-in capital	40,011	40,180
Retained earnings	19,845	18,710
Accumulated other comprehensive income (loss)	(8,094)	(5,048)
Less: Treasury shares, at cost	(14,135)	(9,808)
Total Linde plc shareholders’ equity	37,628	44,035
Noncontrolling interests	1,298	1,393
Total Equity	$38,926	$45,428
Total Liabilities and Equity	$74,323	$81,605

LINDE PLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

 (UNAUDITED)

	Quarter Ended September 30,		Year to Date September 30,
(Millions of dollars)	2022	2021	2022	2021
Operations
Net income - Linde plc	$1,273	$979	$2,819	$2,800
Less: income from discontinued operations, net of tax and noncontrolling interests	—	(1)	—	(3)
Add: noncontrolling interests	27	31	101	105
Net income (including noncontrolling interests)	1,300	1,009	2,920	2,902
Adjustments to reconcile net income to net cash provided by operating activities:
Russia-Ukraine conflict and other charges, net of payments (a)	(13)	(12)	909	83
Depreciation and amortization	1,045	1,163	3,248	3,500
Accounts receivable	(29)	(151)	(572)	(539)
Contract assets and liabilities, net	126	479	369	530
Inventory	(156)	(35)	(300)	(77)
Payables and accruals	306	92	376	131
Pension contributions	(25)	(4)	(44)	(32)
Deferred income taxes and other	82	15	(137)	(6)
Net cash provided by operating activities	2,636	2,556	6,769	6,492
Investing
Capital expenditures	(762)	(741)	(2,237)	(2,247)
Acquisitions, net of cash acquired	(61)	—	(110)	(31)
Divestitures, net of cash divested and asset sales	123	70	140	147
Net cash provided by (used for) investing activities	(700)	(671)	(2,207)	(2,131)
Financing
Debt increase (decrease) - net	35	1,494	2,795	1,808
Issuances of ordinary shares	2	7	24	39
Purchases of ordinary shares	(1,149)	(1,169)	(4,478)	(3,251)
Cash dividends - Linde plc shareholders	(581)	(546)	(1,758)	(1,648)
Noncontrolling interest transactions and other	(27)	(42)	(62)	(319)
Net cash provided by (used for) financing activities	(1,720)	(256)	(3,479)	(3,371)
Effect of exchange rate changes on cash and cash equivalents	(115)	(66)	(150)	(44)
Change in cash and cash equivalents	101	1,563	933	946
Cash and cash equivalents, beginning-of-period	3,655	3,137	2,823	3,754
Cash and cash equivalents, end-of-period	$3,756	$4,700	$3,756	$4,700

(a)  Russia-Ukraine conflict and other charges were  $15 million and  $26 million  for the quarters ended September 30, 2022 and 2021, respectively, and $1,004 million  and $222 million for the nine months ended September 30, 2022 and 2021, respectively. Related cash outflows were $28 million and $38 million for the quarters ended September 30, 2022 and 2021, respectively, and $95 million and $139 million for the nine months ended September 30, 2022 and 2021, respectively.

LINDE PLC AND SUBSIDIARIES

SEGMENT INFORMATION

(UNAUDITED)

	Quarter Ended September 30,		Year to Date September 30,
(Millions of dollars)	2022	2021	2022	2021
Sales
Americas	$3,694	$3,091	$10,453	$8,951
EMEA	2,125	1,911	6,417	5,585
APAC	1,660	1,564	4,913	4,544
Engineering	828	601	2,200	1,921
Other	490	501	1,482	1,494
Total segment sales	$8,797	$7,668	$25,465	$22,495

Operating Profit
Americas	$974	$859	$2,788	$2,525
EMEA	465	476	1,504	1,414
APAC	429	382	1,254	1,122
Engineering	150	106	398	323
Other	(8)	(13)	(41)	(49)
Segment operating profit	2,010	1,810	5,903	5,335
Russia-Ukraine conflict and other charges	(15)	(26)	(1,004)	(222)
Purchase accounting impacts - Linde AG	(382)	(492)	(1,217)	(1,466)
Total operating profit	$1,613	$1,292	$3,682	$3,647

LINDE PLC AND SUBSIDIARIES

APPENDIX

NON-GAAP MEASURES AND RECONCILIATIONS

(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance and liquidity.  Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis.  Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2022					2021
(Millions of dollars)	Year to Date September 30,	Q3	Q2	Q1	Year to Date September 30,	Q4	Q3	Q2	Q1
Adjusted Operating Profit and Operating Margin
Reported operating profit	$3,682	$1,613	$589	$1,480	$3,647	$1,337	$1,292	$1,142	$1,213
Add: Russia-Ukraine conflict and other charges (a)	1,004	15	993	(4)	222	51	26	204	(8)
Add: Purchase accounting impacts - Linde AG (c)	1,217	382	406	429	1,466	453	492	491	483
Total adjustments	2,221	397	1,399	425	1,688	504	518	695	475
Adjusted operating profit	$5,903	$2,010	$1,988	$1,905	$5,335	$1,841	$1,810	$1,837	$1,688

Reported percentage change	1%	25%	(48)%	22%	59%	30%	33%	93%	65%
Adjusted percentage change	11%	11%	8%	13%	28%	14%	19%	39%	25%

Reported sales	$25,465	$8,797	$8,457	$8,211	$22,495	$8,298	$7,668	$7,584	$7,243

Reported operating margin	14.5%	18.3%	7.0%	18.0%	16.2%	16.1%	16.8%	15.1%	16.7%
Adjusted operating margin	23.2%	22.8%	23.5%	23.2%	23.7%	22.2%	23.6%	24.2%	23.3%

Adjusted Depreciation and amortization
Reported depreciation and amortization	$3,248	$1,045	$1,091	$1,112	$3,500	$1,135	$1,163	$1,171	$1,166
Less: Purchase accounting impacts - Linde AG (c)	(1,196)	(377)	(401)	(418)	(1,426)	(437)	(469)	(479)	(478)
Adjusted depreciation and amortization	$2,052	$668	$690	$694	$2,074	$698	$694	$692	$688

Adjusted Other Income (Expense) – net
Reported Other Income (Expense) – net	$(58)	$(34)	$(36)	$12	$(3)	$(23)	$10	$(17)	$4
Add: Purchase accounting impacts - Linde AG (c)	(21)	(5)	(5)	(11)	(40)	(16)	(23)	(12)	(5)
Adjusted Other Income (Expense) – net	$(37)	$(29)	$(31)	$23	$37	$(7)	$33	$(5)	$9

Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost
Reported net pension and OPEB cost (benefit), excluding service cost	$(179)	$(53)	$(62)	$(64)	$(143)	$(49)	$(45)	$(49)	$(49)
Add: Pension settlement charges	(6)	(6)	—	—	(4)	—	(4)	—	—
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$(185)	$(59)	$(62)	$(64)	$(147)	$(49)	$(49)	$(49)	$(49)

Adjusted Interest Expense – Net
Reported interest expense – net	$32	$18	$5	$9	$46	$31	$8	$18	$20
Add: Purchase accounting impacts - Linde AG (c)	27	8	9	10	43	10	10	15	18
Adjusted interest expense – net	$59	$26	$14	$19	$89	$41	$18	$33	$38

Page 9 of 10 (cont'd)

	2022	2021
(Millions of dollars)	Year to Date September 30,	Q3	Q2	Q1	Year to Date September 30,	Q4	Q3	Q2	Q1
Adjusted Income Taxes (a)
Reported income taxes	$1,046	$391	$286	$369	$923	$339	$321	$334	$268
Add: Purchase accounting impacts - Linde AG (c)	308	92	108	108	349	103	115	116	118
Add: Pension settlement charges	1	1	—	—	1	—	1	—	—
Add: Russia-Ukraine conflict and other charges (a)	127	26	104	(3)	29	—	3	6	20
Total adjustments	436	119	212	105	379	103	119	122	138
Adjusted income taxes	$1,482	$510	$498	$474	$1,302	$442	$440	$456	$406

Adjusted Effective Tax Rate (a)
Reported income before income taxes and equity investments	$3,829	$1,648	$646	$1,535	$3,744	$1,355	$1,329	$1,173	$1,242
Add: Pension settlement charge	6	6	—	—	4	—	4	—	—
Add: Purchase accounting impacts - Linde AG (c)	1,190	374	397	419	1,423	443	482	476	465
Add: Russia-Ukraine conflict and other charges (a)	1,004	15	993	(4)	222	51	26	204	(8)
Total adjustments	2,200	395	1,390	415	1,649	494	512	680	457
Adjusted income before income taxes and equity investments	$6,029	$2,043	$2,036	$1,950	$5,393	$1,849	$1,841	$1,853	$1,699

Reported Income taxes	$1,046	$391	$286	$369	$923	$339	$321	$334	$268
Reported effective tax rate	27.3%	23.7%	44.3%	24.0%	24.7%	25.0%	24.2%	28.5%	21.6%

Adjusted income taxes	$1,482	$510	$498	$474	$1,302	$442	$440	$456	$406
Adjusted effective tax rate	24.6%	25.0%	24.5%	24.3%	24.1%	23.9%	23.9%	24.6%	23.9%

Income from Equity Investments
Reported income from equity investments	$137	$43	$50	$44	$81	$38	$1	$37	$43
Add: Russia-Ukraine conflict and other charges (e)	—	—	—	—	35	—	35	—	—
Add: Purchase accounting impacts - Linde AG (c)	57	18	19	20	57	20	19	19	19
Total adjustments	57	18	19	20	92	20	54	19	19
Adjusted income from equity investments	$194	$61	$69	$64	$173	$58	$55	$56	$62

Adjusted Noncontrolling Interests from Continuing Operations
Reported noncontrolling interests from continuing operations	$(101)	$(27)	$(38)	$(36)	$(105)	$(30)	$(31)	$(36)	$(38)
Add: Purchase accounting impacts - Linde AG (c)	(19)	(12)	(3)	(4)	(11)	(4)	(4)	(2)	(5)
Adjusted noncontrolling interests from continuing operations	$(120)	$(39)	$(41)	$(40)	$(116)	$(34)	$(35)	$(38)	$(43)

Adjusted Income from Continuing Operations (b)
Reported income from continuing operations	$2,819	$1,273	$372	$1,174	$2,797	$1,024	$978	$840	$979
Add: Pension settlement charge	5	5	—	—	3	—	3	—	—
Add: Russia-Ukraine conflict and other charges (a)	877	(11)	889	(1)	228	51	58	198	(28)
Add: Purchase accounting impacts - Linde AG (c)	920	288	305	327	1,120	356	382	377	361
Total adjustments	1,802	282	1,194	326	1,351	407	443	575	333
Adjusted income from continuing operations	$4,621	$1,555	$1,566	$1,500	$4,148	$1,431	$1,421	$1,415	$1,312

Page 9 of 10 (cont'd)

	2022	2021
(Millions of dollars, except per share data)	Year to Date September 30,	Q3	Q2	Q1	Year to Date September 30,	Q4	Q3	Q2	Q1
Adjusted Diluted EPS from Continuing Operations (b)
Reported diluted EPS from continuing operations	$5.57	$2.54	$0.74	$2.30	$5.34	$1.98	$1.88	$1.60	$1.86
Add: Pension settlement charge	0.01	0.01	—	—	0.01	—	0.01	—	—
Add: Russia-Ukraine conflict and other charges (a)	1.73	(0.02)	1.76	—	0.44	0.10	0.11	0.38	(0.05)
Add: Purchase accounting impacts - Linde AG (c)	1.82	0.57	0.60	0.63	2.13	0.69	0.73	0.72	0.68
Total adjustments	3.56	0.56	2.36	0.63	2.58	0.79	0.85	1.10	0.63
Adjusted diluted EPS from continuing operations	$9.13	$3.10	$3.10	$2.93	$7.92	$2.77	$2.73	$2.70	$2.49

Reported percentage change	4%	35%	(54)%	24%	64%	37%	42%	84%	74%
Adjusted percentage change	15%	14%	15%	18%	34%	20%	27%	42%	32%

			Fourth Quarter 2022		Full Year 2022
Adjusted Diluted EPS from Continuing Operations Guidance (d)			Low End	High End	Low End	High End
2022 Adjusted Guidance			$2.80	$2.90	$11.93	$12.03
Adjusted percentage changes versus 2021 adjusted diluted EPS			1%	5%	12%	13%
Add: Estimated currency headwind/(tailwind)			8%	8%	5%	5%
Adjusted percentage change excluding currency			9%	13%	17%	18%

Adjusted EBITDA and % of Sales
Income from continuing operations	$2,819	$1,273	$372	$1,174	$2,797	$1,024	$978	$840	$979
Add: Noncontrolling interests related to continuing operations	101	27	38	36	105	30	31	36	38
Add: Net pension and OPEB cost (benefit), excluding service cost	(179)	(53)	(62)	(64)	(143)	(49)	(45)	(49)	(49)
Add: Interest expense	32	18	5	9	46	31	8	18	20
Add: Income taxes	1,046	391	286	369	923	339	321	334	268
Add: Depreciation and amortization	3,248	1,045	1,091	1,112	3,500	1,135	1,163	1,171	1,166
EBITDA from continuing operations	7,067	2,701	1,730	2,636	7,228	2,510	2,456	2,350	2,422
Add: Russia-Ukraine conflict and other charges (a)	1,004	15	993	(4)	257	51	61	204	(8)
Add: Purchase accounting impacts - Linde AG (c)	77	23	23	31	97	36	42	31	24
Total adjustments	1,081	38	1,016	27	354	87	103	235	16
Adjusted EBITDA from continuing operations	$8,148	$2,739	$2,746	$2,663	$7,582	$2,597	$2,559	$2,585	$2,438

Reported sales	$25,465	$8,797	$8,457	$8,211	$22,495	$8,298	$7,668	$7,584	$7,243
% of sales
EBITDA from continuing operations	27.8%	30.7%	20.5%	32.1%	32.1%	30.2%	32.0%	31.0%	33.4%
Adjusted EBITDA from continuing operations	32.0%	31.1%	32.5%	32.4%	33.7%	31.3%	33.4%	34.1%	33.7%

(a) The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

(b) Net of income taxes which are shown separately in “Adjusted Income Taxes and Effective Tax Rate”.

Page 9 of 10 (cont'd)

(c)  The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii)  the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.

A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:

Adjusted Operating Profit and Margin:  The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger and the allocation of fair value step-up for ongoing Linde AG asset disposals (reflected in Other Income/(Expense)).

Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.

Adjusted Income Taxes and Effective Tax Rate:  Relates to the current and deferred income tax impact on the adjustments discussed above.  The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

Adjusted Income from Equity Investments:  Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.

Adjusted Noncontrolling Interests from Continuing Operations: Represents the noncontrolling interests’ ownership portion of the adjustments described above determined on an entity by entity basis.

(d) We are providing adjusted earnings per share (“EPS”) guidance for 2022. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, any impairment or other charges related to scaling back operations in Russia as actions are defined and executed and as sanctions are enacted that impact the Company’s operations, the impact of potential divestitures or other potentially significant items.  Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

(e)  Impairment charge related to a joint venture in the APAC segment.

LINDE PLC AND SUBSIDIARIES

APPENDIX

NON-GAAP MEASURES AND RECONCILIATIONS

(UNAUDITED)

	2022			2021
(Millions of dollars)	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating Cash Flow	$2,636	$2,133	$2,000	$3,233	$2,556	$1,827	$2,109
Less: Capital Expenditures	(762)	(826)	(649)	(839)	(741)	(744)	(762)
Free Cash Flow	$1,874	$1,307	$1,351	$2,394	$1,815	$1,083	$1,347

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

Debt	$15,338	$16,043	$16,456	$14,207	$16,727	$15,492	$15,750
Less: Cash and cash equivalents	(3,756)	(3,655)	(4,464)	(2,823)	(4,700)	(3,137)	(4,096)
Net debt	11,582	12,388	11,992	11,384	12,027	12,355	11,654
Less: Purchase accounting impacts - Linde AG	(28)	(38)	(50)	(61)	(72)	(84)	(98)
Adjusted net debt	11,554	12,350	11,942	11,323	11,955	12,271	11,556
Less: Net assets held for sale	—	—	—	—	(1)	(1)	(4)
Adjusted net debt less net assets held for sale	$11,554	$12,350	$11,942	$11,323	$11,954	$12,270	$11,552

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business.  ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders’ equity).

Reported income from continuing operations	$1,273	$372	$1,174	$1,024	$978	$840	$979
Add: noncontrolling interests from continuing operations	27	38	36	30	31	36	38
Add: interest expense - net	18	5	9	31	8	18	20
Less: tax benefit on interest expense - net *	(5)	(1)	(2)	(8)	(2)	(5)	(5)
Reported NOPAT	$1,313	$414	$1,217	$1,077	$1,015	$889	$1,032

Adjusted income from continuing operations	$1,555	$1,566	$1,500	$1,431	$1,421	$1,415	$1,312
Add: adjusted noncontrolling interests from continuing operations	39	41	40	34	35	38	43
Add: adjusted interest expense - net	26	14	19	41	18	33	38
Less: tax benefit on interest expense - net *	(7)	(3)	(5)	(10)	(5)	(8)	(10)
Adjusted NOPAT	$1,613	$1,618	$1,554	$1,496	$1,469	$1,478	$1,383

4-quarter trailing reported NOPAT	$4,021	$3,723	$4,198	$4,013	$3,765	$3,508	$3,115
4-quarter trailing adjusted NOPAT	$6,281	$6,137	$5,997	$5,826	$5,627	$5,389	$4,985

Page 10 of 10 (cont'd)

	2022			2021
(Millions of dollars)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	$13	$13	$13	$13	$13	$13	$13
Linde plc shareholders’ equity	37,628	39,674	42,963	44,035	44,323	45,777	46,210
Noncontrolling interests	1,298	1,353	1,414	1,393	1,401	1,438	1,410
Total equity and redeemable noncontrolling interests	$38,939	$41,040	$44,390	$45,441	$45,737	$47,228	$47,633

Reported capital	$50,521	$53,428	$56,382	$56,825	$57,763	$59,582	$59,283

Total equity and redeemable noncontrolling interests	$38,939	$41,040	$44,390	$45,441	$45,737	$47,228	$47,633
Add: Adjusted net debt less net assets held for sale	11,554	12,350	11,942	11,323	11,954	12,270	11,552
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,256	24,256	24,256	24,256
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868	1,868	1,868
Adjusted capital	$24,369	$27,266	$30,208	$30,640	$31,567	$33,374	$33,061
(a) Represent opening balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.

Ending capital (see above)	$50,521	$53,428	$56,382	$56,825	$57,763	$59,582	$59,283
5-quarter average ending capital	$54,984	$56,796	$57,967	$59,086	$59,960	$60,502	$60,584

Ending adjusted capital (see above)	$24,369	$27,266	$30,208	$30,640	$31,567	$33,374	$33,061
5-quarter average ending adjusted capital	$28,810	$30,611	$31,770	$32,875	$33,735	$34,261	$34,325

After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	7.3%	6.6%	7.2%	6.8%	6.3%	5.8%	5.1%
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	21.8%	20.0%	18.9%	17.7%	16.7%	15.7%	14.5%

*Tax benefit on interest expense - net is generally presented using the reported effective rate.